NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

This NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of October 2, 2016 (the “Signing Date”), by and among (i) Octavius Corporation, a Delaware corporation (“Buyer”), (ii) Winnebago Industries, Inc., an Iowa corporation (“Parent”), (iii) Grand Design RV, LLC, an Indiana limited liability company (the “Company” and together with Buyer and Parent, also referred to herein as a “Protected Party” and the “Protected Parties”), (iv) Summit Partners Growth Equity Fund VIII-B, L.P., a Delaware limited partnership (“Blocker Seller”), and (v) Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. and SP GE VIII-B GD RV Holdings, L.P. (collectively, the “Summit Sellers”) (each party in clause (iv) and this clause (v), a “Restricted Party” and, collectively, the “Restricted Parties”).

BACKGROUND

A.    Pursuant to a Securities Purchase Agreement, dated as of the Signing Date (the “Purchase Agreement”), by and among Buyer, Parent, the members of the Company, including the Restricted Parties, and the other parties thereto, Buyer will acquire all of the issued and outstanding membership interests of the Company and all of the outstanding shares of capital stock of SP GE VIII-B GD RV Blocker Corp., a Delaware corporation (“Blocker”).

B.    Prior to the consummation of the transactions contemplated by the Purchase Agreement, the Restricted Parties, directly or indirectly, owned an aggregate of 49.999999% of the Company and all of the issued and outstanding shares of the Blocker and will substantially benefit from the consummation of the transactions contemplated by the Purchase Agreement.

C.    It is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Restricted Parties enter into this Agreement.

NOW THEREFORE, the parties agree as follows:

1.    Acknowledgments by the Restricted Parties. Each Restricted Party acknowledges that (a) the promises and restrictive covenants that such Restricted Party is making in this Agreement are reasonable and necessary to protect the business of the Protected Parties and the transactions contemplated by the Purchase Agreement, (b) such Restricted Party will receive a substantial benefit from the consummation of the transactions contemplated by the Purchase Agreement, and (c) the execution and delivery of this Agreement by such Restricted Party is a material inducement to the willingness of Buyer and Parent to enter into and consummate the transactions contemplated by the Purchase Agreement.

2.    Definitions. Any capitalized term not defined in this Agreement will have the same meaning as provided in the Purchase Agreement. In addition, as used in this Agreement, “Restriction Period” means the period beginning on the Closing Date and ending on the third anniversary of the Closing Date.

3.    Restrictive Covenants.

(a)    Non-Solicitation and No Hire of Employees. During the Restriction Period, no Restricted Party will, either directly or indirectly on behalf of such Restricted Party or any third party, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, hire, engage, recruit, solicit, or otherwise interfere with the employment or retention of any person who is as of the Closing Date an employee or independent contractor of the Protected Parties or any of their respective Affiliates; provided, that this Section 3(a) shall not prohibit (i) if there has been no breach by any Restricted Party of this Section 3(a) prior to the date on which such employee’s employment or independent contractor’s service was terminated by the Protected Party or was ended voluntarily by such employee or independent contractor, the soliciting, hiring, employment or engagement in any capacity of such employee or independent contractor after the date on which such employee’s employment or independent contractor’s service was terminated by the Protected Party or was ended voluntarily by such employee or independent contractor, (ii) recruiting, soliciting, engaging or retaining an independent contractor of a Protected Party (other than RDB II, Inc. or any shareholder thereof) for services provided by such independent contractor on a non-exclusive basis in the ordinary course of its business or (iii) job postings or other general advertisements or solicitations in a general publication or website to which an employee or independent contractor responds or using an executive or employee recruiting or search firm that is not specifically directed to target a Protected Party or any employee or independent contractor thereof and in each case hiring, retention or engagement as a result thereof, none of which actions under clauses (i) through (iii) of the foregoing proviso shall violate this Section 3(a).
(b)    Independent Actions by Portfolio Companies. For the avoidance of doubt, actions of any portfolio company of any Restricted Party or of any of their Affiliated investment funds shall not be considered a breach of this Agreement unless a Restricted Party has specifically directed or caused the portfolio company to engage in activities otherwise proscribed hereunder with respect to any employee or independent contractor of a Protected Party.

(c)    Severability. If, at the time of enforcement of any of the provisions of this Section 3, a court of competent jurisdiction holds that the restrictions stated in this Section 3 are unreasonable under the circumstances then existing, the parties agree that the maximum period or scope reasonable under such circumstances will be substituted for the stated period or scope to the extent permitted by applicable law.

4.    Confidential Information.

(a)    During the Restriction Period, no Restricted Party will use, directly or indirectly, any Confidential Information (as defined below) for its own account or for the benefit of any other Person, or disclose the Confidential Information to any other Person, other than (I) to its Affiliated investment funds and management entities and their respective personnel, (II) in connection with enforcing such Person’s rights or defending any claim under or with respect to the Purchase Agreement and the other agreements contemplated thereby, and (III) as part of such Person’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such Person’s or its Affiliates’ normal fundraising and related marketing, informational or reporting activities at a customary level of detail, or to such Person’s or its Affiliates’ auditors, accountants, attorneys or other agents. The Restricted Parties will be solely responsible for causing the compliance of, or any breach of, the confidentiality obligations set forth in this Agreement by their Affiliates, agents or representatives to whom they have disclosed Confidential Information. Notwithstanding the foregoing, the obligations in this Section 4(a) will not apply to any Confidential Information to the extent that it (i) is now or subsequently becomes generally publicly known or generally known in the industry in which the Protected Parties operate, (ii) is independently made available to the Restricted Parties in good faith by a third party who the Restricted Parties reasonably believe has not violated an obligation of confidentiality to the Protected Parties or any of their respective Affiliates, (iii) is required to be disclosed by legal process, pursuant to the final binding order of a Governmental Entity, or at the request of a regulatory authority in connection with any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, or (iv) is made (A) in confidence and in good faith to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing contained in the preceding sentence will be interpreted to legitimize any disclosure of Confidential Information by the Restricted Parties that occurs outside of any of the events described in items (i) through (iv) of the preceding sentence.

(b)    As used in this Agreement, “Confidential Information” means any confidential, proprietary, nonpublic or secret knowledge or information of the Company or any of its Affiliates concerning (i) any trade secrets, (ii) any confidential, proprietary, nonpublic or secret design, process, formula, plan, model, specifications, device or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or any of its Affiliates, (iii) any customer or supplier list of the Company or any of its Affiliates, or any requirements, specifications or other confidential information about or received from any customer or supplier, (iv) any confidential, proprietary, nonpublic or secret development or research work of the Company or any of its Affiliates, (v) any strategic or other business, marketing or sales plan of the Company or any of its Affiliates, (vi) any financial data or plan respecting the Company or any of its Affiliates, or (vii) any other confidential, nonpublic or proprietary information or secret aspects of the business of the Company or any of its Affiliates.

(c)    An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence and in good faith to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. The parties to this Agreement do not need prior authorization from the other to make any such reports or disclosures; but in the event that any Restricted Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Restricted Party will notify (subject to applicable law or regulatory process) Buyer and Parent of the request or requirement so that Buyer and Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 4. If, in the absence of a protective order or the receipt of a waiver hereunder, such Restricted Party is, on the advice of counsel, legally compelled to disclose any Confidential Information, such Restricted Party may disclose the Confidential Information to the extent so compelled; provided, however, that such Restricted Party will use such Restricted Party’s reasonable best efforts, at the Protected Party’s expense, to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. Notwithstanding the foregoing, no prior notice or other action shall be required in respect of any disclosure made to any banking, financial, accounting, securities or similar supervisory authority exercising its routine supervisory or audit functions, provided that such disclosure and function are made in the ordinary course and are not specifically targeted at the Protected Parties. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

5.    Remedies.

(a)    The violation by any Restricted Party of this Agreement, including, without limitation, Section 3 or Section 4, could not be reasonably or adequately compensated by monetary damages. Therefore, in the event of any actual or threatened breach by a Restricted Party of this Agreement, the

Protected Parties will be entitled (in addition to any other remedy that may be available, including monetary damages) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of the Agreement, and (ii) an injunction restraining such actual breach or threatened breach.

(b)    If a Restricted Party violates Section 3 or Section 4 of this Agreement, in addition to and not in lieu of any other remedies available in connection with any suit at law or in equity, the Protected Parties will be entitled to collect from such Restricted Party any reasonable attorneys’ fees and costs incurred in bringing any action to enforce the terms of this Agreement against such Restricted Party, as well as any attorneys’ fees and costs for the collection of any judgments in favor of the Protected Parties arising out of this Agreement.

6.    Release. Effective upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”) and in exchange for the consideration paid directly or indirectly to the Restricted Parties under the Purchase Agreement and other good and valuable consideration, each Restricted Party, hereby releases and forever discharges the Company and each of its agents, attorneys, representatives, directors, managers, officers, employees, predecessors, successors and assigns (together with the Company, each, a “Company Party” and, collectively, the “Company Parties”), of and from any and all Claims (as defined below) which such Restricted Party now has, ever has had, or ever claims to have had against any of the Company Parties arising from or related in any manner to the indirect ownership relationship between any of the Company Parties, on the one hand, and the Restricted Party, on the other hand, on or before the Closing Date. In addition, each Restricted Party acknowledges and agrees that there are no accrued but unpaid dividends, management fees or similar payments owing from the Company to such Restricted Party. Notwithstanding the foregoing, the Restricted Parties do not release or discharge any Claims arising out of or relating in any way to (a) the Purchase Agreement, the agreements set forth as exhibits to the Purchase Agreement or the Ancillary Documents (as defined in the Purchase Agreement) executed in connection therewith, (b) any consideration payable to the Restricted Parties pursuant to, or arising out of the Purchase Agreement, (c) any rights available to such Restricted Party or any such board designee in his, her or its capacity as an officer, director, manager or member of the Company or any of its Subsidiaries under the indemnification provisions contained in the organizational documents of the Company (including, for the avoidance of doubt, the Company’s limited liability company agreement (or equivalent)) and its Subsidiaries or applicable law, or (d) any compensation, benefits, or reimbursement of expenses payable by any Company Party to Restricted Parties as an employee or independent contractor of the Company.
Each Restricted Party hereby irrevocably covenants to, and to cause its controlled Affiliates to, refrain from asserting any Claim or demand, or commencing, instituting or causing to be commenced, any Claims of any kind against any of the Company Parties purported to be released hereby. Without limiting any of the rights and remedies otherwise available to the Company Parties, each of the Restricted Parties shall indemnify and hold harmless the Company Parties from and against any and all losses incurred by the Company Parties to the extent resulting from the assertion by such Restricted Party of any Claim purported to be released hereby.
For the purposes of this Section 6, the terms “Claim” or “Claims” mean any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including all reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by any Restricted Party (as applicable), including in any action brought or otherwise initiated by any Restricted Party (as applicable), of any nature whatsoever whether or not now known, claimed or suspected, fixed or contingent, arising or resulting from any manner of action or actions, cause or causes of action in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands and losses, in each case, arising on or before the Closing Date.

7.    Miscellaneous.

(a)    Amendments and Waivers. No amendment or modification of this Agreement will be deemed effective unless made in writing and signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver will not be deemed a continuing waiver unless specifically stated, will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

(b)    Assignment; No Third Party Rights. No party may, without the written consent of the other, assign or delegate any of his, her or its rights or obligations under this Agreement, except that the Protected Parties may, without the consent of the Restricted Parties, assign or delegate any of its rights or obligations under this Agreement to (i) any corporation or other business entity with which the Protected Parties may merge or consolidate, or (ii) any corporation or other business entity to which the Protected Parties may sell or transfer all or substantially all of its assets or capital stock or equity. After any such assignment or delegation by the Protected Parties, the Protected Parties will be discharged from all further liability hereunder and such assignee will thereafter be deemed to be the “Protected Parties” for purposes of all terms and conditions of this Agreement, including this Section 7. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Except as otherwise set forth herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

(c)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of such state or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied.

(d)    Notices. All demands, notices, communications and reports provided for in this Agreement will be given in accordance with Section 10.5 of the Purchase Agreement.

(e)    Counterparts. This Agreement may be executed in two counterparts and delivered by facsimile or other means of electronic communication, each of which will be deemed an original but both of which shall constitute but one instrument.

(f)    Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(g)    Entire Agreement. Except for the Purchase Agreement and the agreements set forth as exhibits in the Purchase Agreement, (i) this Agreement supersedes all prior agreements between the parties with respect to the subject matter of this Agreement and (ii) this Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

(h)    Severability. To the extent that any portion of any provision of this Agreement will be invalid or unenforceable, it will be considered deleted here from and the remainder of such provision and this Agreement will be unaffected and will continue in full force and effect.

(i)    Cumulative Remedies. The powers, rights, privileges and remedies provided in this Agreement are cumulative and not exclusive or alternative and are in addition to any and all other powers, rights, privileges and remedies granted by law, rule, regulation or instrument.

(j)    Further Assurances. Each of the parties will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

(k)    Independent Obligations. Nothing in this Agreement limits the Restricted Parties’ obligations, or the rights or remedies of the Protected Parties, under the Purchase Agreement, and nothing in the Purchase Agreement limits the Restricted Parties’ obligations, or any of the rights or remedies of the Protected Parties, under this Agreement.

(l)    Effectiveness of this Agreement. Notwithstanding the earlier execution and delivery of this Agreement, the effectiveness of this Agreement is conditioned on the closing of the transactions contemplated by the Purchase Agreement. If the Closing shall occur, this Agreement shall become effective concurrently with the Closing on the Closing Date. If the Purchase Agreement is terminated for any reason in accordance therewith, this Agreement shall be null and void ab initio.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

BUYER:		RESTRICTED PARTIES:

OCTAVIUS CORPORATION		SUMMIT PARTNERS GROWTH EQUITY
FUND VIII-B, L.P.

By:	/s/ Michael J. Happe	By:	Summit Partners GE VIII, L.P.
	Name: Michael J. Happe	Its:	General Partner
Title: President and Chief Executive Officer
		By:	Summit Partners GE VIII, LLC
		Its:	General Partner

PARENT:		By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
WINNEBAGO INDUSTRIES, INC.			Title: Member

By:	/s/ Michael J. Happe
	Name: Michael J. Happe	SUMMIT PARTNERS GROWTH EQUITY
	Title: President and Chief Executive Officer	FUND VIII-A, L.P.

		By:	Summit Partners GE VIII, L.P.
		Its:	General Partner

COMPANY:		By:	Summit Partners GE VIII, LLC
		Its:	General Partner
GRAND DESIGN RV, LLC

By:	/s/ Donald Clark	By:	/s/ Peter Y. Chung
	Name: Donald Clark		Name: Peter Y. Chung
	Title: President		Title: Member

SUMMIT PARTNERS ENTREPRENEUR
ADVISORS FUND I, L.P.

		By:	Summit Partners Entrepreneur Advisors
GP, LLC
		Its:	General Partner

		By:	Summit Master Company, LLC
		Its:	Sole Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Managing Member

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SP GE BIII-B GD RV HOLDING, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member